Exhibit 99.1

Contacts:	Ralph S. Marimon Vice President of Finance Chief Financial Officer (408) 990-4000 rsmarimon@quicklogic.com	Andrea Vedanayagam (408) 656-4494 ir@quicklogic.com

QuickLogic Announces Fiscal 2013 Third Quarter Results

New Product Revenue Increases by 131% Sequentially

SUNNYVALE, Calif. – October 30, 2013 – QuickLogic Corporation (NASDAQ: QUIK), the innovator of ultra-low-power Customer Specific Standard Products (CSSPs), today announced financial results for its fiscal third quarter ended September 29, 2013.

Total revenue for the third quarter of 2013 was $9.1 million. Revenue was up 77% sequentially and up 148% compared to the third quarter of 2012. During the third quarter of 2013, new product revenue increased 131% sequentially to $7.1 million, representing 79% of total revenue. During the third quarter, mature product revenue decreased 5% sequentially to $1.9 million, representing 21% of total revenue in the third quarter.

“New product revenue growth was higher than expected due to increased demand and a pull-in of certain shipments that were originally scheduled to ship in the fourth quarter”, said Ralph Marimon, Chief Financial Officer. “These shipments were made ahead of schedule due to the timing of a national Chinese holiday.”

Under generally accepted accounting principles (GAAP), the net loss for the third quarter of 2013 was $2.3 million, or $0.05 per share, compared with a net loss of $3.2 million, or $0.07 per share, in the second quarter of 2013 and a net loss of $2.8 million, or $0.06 per share, in the third quarter of 2012. Non-GAAP net loss for the third quarter of 2013 was $2.0 million, or $0.04 per share, compared with a non-GAAP net loss of $2.7 million, or $0.05 per share, in the second quarter of 2013 and a non-GAAP net loss of $2.2 million, or $0.05 per share, in the third quarter of 2012.

Conference Call

QuickLogic will hold a conference call at 2:30 p.m. Pacific Daylight Time today, October 30, 2013, to discuss its current financial results. The conference call is being webcast and can be accessed via QuickLogic’s website at www.quicklogic.com. To join the live conference, please dial (877) 377-7094 by 2:20 p.m. Pacific Daylight Time. A recording of the call will be available starting one hour after completion of the call. To access the recording, please call (404) 537-3406 and reference the passcode: 89538938. The call recording will be archived until Wednesday, November 6, 2013 and the webcast will be available for 12 months.

About QuickLogic

QuickLogic Corporation (NASDAQ: QUIK) is the inventor and pioneer of innovative, customizable semiconductor solutions for mobile and portable electronics original equipment manufacturers (OEMs) and original design manufacturers (ODMs). These silicon plus software solutions are called Customer Specific Standard Products (CSSPs). CSSPs enable our customers to bring their products to market more quickly and remain in the market longer, with the low power, cost and size demanded by the mobile and portable electronics market. For more information about QuickLogic and CSSPs, visit www.quicklogic.com. Code: QUIK-G

Non-GAAP Financial Measures

QuickLogic reports financial information in accordance with GAAP, but believes that non-GAAP financial measures are helpful in evaluating its operating results and comparing its performance to comparable companies. Accordingly, the Company excludes charges related to stock-based compensation, restructuring, the gain (loss) from sale of the Company’s investment in TowerJazz Semiconductor Ltd., the effect of the write-off of long-lived assets and the tax effect on other comprehensive income in calculating non-GAAP (i) income (loss) from operations, (ii) net income (loss), (iii) net income (loss) per share, and (iv) gross margin percentage. The Company provides this non-GAAP information to enable investors to evaluate its operating results in a manner similar to how the Company analyzes its operating results and to provide consistency and comparability with similar companies in the Company’s industry.

Management uses the non-GAAP measures, which exclude gains, losses and other charges that are considered by management to be outside of the Company’s core operating results, internally to evaluate its operating performance against results in prior periods and its operating plans and forecasts. In addition, the non-GAAP measures are used to plan for the Company’s future periods, and serve as a basis for the allocation of Company resources, management of operations and the measurement of profit-dependent cash and equity compensation paid to employees and executive officers.

Investors should note, however, that the non-GAAP financial measures used by QuickLogic may not be the same non-GAAP financial measures, and may not be calculated in the same manner,

as that of other companies. QuickLogic does not itself, nor does it suggest that investors should, consider such non-GAAP financial measures alone or as a substitute for financial information prepared in accordance with GAAP. A reconciliation of GAAP financial measures to non-GAAP financial measures is included in the financial statements portion of this press release. Investors are encouraged to review the related GAAP financial measures and the reconciliation of non-GAAP financial measures with their most directly comparable GAAP financial measures.

Safe Harbor Statement Under The Private Securities Litigation Reform Act of 1995

This press release contains forward-looking statements. Actual results could differ materially from the results described in these forward-looking statements. Factors that could cause actual results to differ materially include: delays in the market acceptance of the Company’s new products; the ability to convert design opportunities into customer revenue; our ability to replace revenue from end-of-life products; the level and timing of customer design activity; the market acceptance of our customers’ products; the risk that new orders may not result in future revenue; our ability to introduce and produce new products based on advanced wafer technology on a timely basis; our ability to adequately market the low power, competitive pricing and short time-to-market of our new products; intense competition, including the introduction of new products by competitors; our ability to hire and retain qualified personnel; changes in product demand or supply; capacity constraints; and general economic conditions. These factors and others are described in more detail in the Company’s public reports filed with the Securities and Exchange Commission, including the risks discussed in the “Risk Factors” section in the Company’s Annual Report on Form 10-K, Quarterly Reports on Form 10-Q and in the Company’s prior press releases.

ArcticLink, pASIC, PolarPro and QuickLogic are registered trademarks and Eclipse and the QuickLogic logo are trademarks of QuickLogic Corporation. All other brands or trademarks are the property of their respective holders and should be treated as such.

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Note to Editors: Financial Tables Follow

QUICKLOGIC CORPORATION

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(In thousands, except per share amounts)

(Unaudited)

	Three Months Ended			Nine Months Ended
	September 29, 2013	September 30, 2012	June 30, 2013	September 29, 2013	September 30, 2012
Revenue	$9,066	$3,657	$5,126	$17,209	$11,858
Cost of revenue, excluding inventory write-down	5,907	1,916	3,281	10,831	5,885
Inventory write-down	130		(94)	379	428

Gross profit	3,029	1,741	1,939	5,999	5,545
Operating expenses:
Research and development	2,052	1,865	1,842	5,902	7,119
Selling, general and administrative	3,207	2,658	2,911	8,648	8,104
Restructuring cost	(32)		206	181

Income (loss) from operations	(2,198)	(2,782)	(3,020)	(8,732)	(9,678)
Gain on sale of TowerJazz Semiconductor Ltd. shares			181	181	—
Interest expense	(8)	(12)	(20)	(37)	(49)
Interest income and other (expense), net	(74)	18	(52)	(130)	(45)

Income (loss) before income taxes	(2,280)	(2,776)	(2,911)	(8,718)	(9,772)
Provision for (benefit from) income taxes	(18)	22	330	369	(17)

Net income (loss)	$(2,262)	$(2,798)	$(3,241)	$(9,087)	$(9,755)

Net income (loss) per share:
Basic	$(0.05)	$(0.06)	$(0.07)	$(0.20)	$(0.24)

Diluted	$(0.05)	$(0.06)	$(0.07)	$(0.20)	$(0.24)

Weighted average shares:
Basic	44,761	44,122	44,641	44,640	40,975

Diluted	44,761	44,122	44,641	44,640	40,975

QUICKLOGIC CORPORATION

SUPPLEMENTAL RECONCILIATIONS OF GAAP AND NON-GAAP FINANCIAL MEASURES

(In thousands, except per share amounts)

(Unaudited)

	Three Months Ended			Nine Months Ended
	September 29, 2013	September 30, 2012	June 30, 2013	September 29, 2013	September 30, 2012
GAAP income (loss) from operations	$(2,198)	$(2,782)	$(3,020)	$(8,732)	$(9,678)
Adjustment for stock-based compensation within:
Cost of revenue	24	69	22	76	140
Research and development	74	147	46	286	339
Selling, general and administrative	232	385	217	705	940
Adjustment for the write-off of equipment within:
Cost of revenue		22			22
Selling, general and administrative	3	3		3	3
Adjustment for restructuring costs	(32)		206	181

Non-GAAP income (loss) from operations	$(1,897)	$(2,156)	$(2,529)	$(7,481)	$(8,234)

GAAP net income (loss)	$(2,262)	$(2,798)	$(3,241)	$(9,087)	$(9,755)
Adjustment for stock-based compensation within:
Cost of revenue	24	69	22	76	140
Research and development	74	147	46	286	339
Selling, general and administrative	232	385	217	705	940
Adjustment for the write-off of equipment within:
Cost of revenue		22			22
Selling, general and administrative	3	3		3	3
Adjustment for restructuring costs	(32)		206	181
Adjustment for gain on sale of TowerJazz Semiconductor Ltd. shares			(181)	(181)
Adjustment for tax effect on other comprehensive income			273	273

Non-GAAP net income (loss)	$(1,961)	$(2,172)	$(2,658)	$(7,744)	$(8,311)

GAAP net income (loss) per share	$(0.05)	$(0.06)	$(0.07)	$(0.20)	$(0.24)
Adjustment for stock-based compensation	0.01	0.01	0.01	0.02	0.04
Adjustment for write-off of equipment	*	*		*	*
Adjustment for restructuring costs	*		0.01	0.01
Adjustment for gain on sale of TowerJazz Semiconductor Ltd. shares			(0.01)	(0.01)
Adjustment for tax effect on other comprehensive income			0.01	0.01

Non-GAAP net income (loss) per share	$(0.04)	$(0.05)	$(0.05)	$(0.17)	$(0.20)

GAAP gross margin percentage	33.4%	47.6%	37.8%	34.9%	46.8%
Adjustment for stock-based compensation	0.3	1.9	0.4	0.4	1.2
Adjustment for write-off of equipment		0.6			0.2

Non-GAAP gross margin percentage	33.7%	50.1%	38.2%	35.3%	48.2%

*	Figures were not considered in the reconciliation of GAAP and Non-GAAP measures due to the insignificant amount.

QUICKLOGIC CORPORATION

CONDENSED CONSOLIDATED BALANCE SHEETS

(In thousands)

(Unaudited)

	September 29, 2013	December 30, 2012(1)
ASSETS
Current assets:
Cash and cash equivalents	$14,871	$22,578
Short-term investment in TowerJazz Semiconductor Ltd.	—	345
Accounts receivable, net	4,995	1,242
Inventories	2,851	3,028
Other current assets	672	986

Total current assets	23,389	28,179

Property and equipment, net	3,007	2,659
Other assets	238	186

TOTAL ASSETS	$26,634	$31,024

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Revolving line of credit	$1,000	$—
Trade payables	3,087	1,965
Accrued liabilities	2,606	1,214
Current portion of capital lease obligations	194	160

Total current liabilities	6,887	3,339

Long-term liabilities:
Capital lease obligations, less current portion	—	266
Other long-term liabilities	114	141

Total liabilities	7,001	3,746

Stockholders’ equity:
Common stock, at par value	45	45
Additional paid-in capital	205,075	204,797
Accumulated other comprehensive income	—	(11)
Accumulated deficit	(185,487)	(177,553)

Total stockholders’ equity	19,633	27,278

TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$26,634	$31,024

(1)	Derived from the December 30, 2012 audited balance sheet included in the 2012 Annual Report on Form 10-K of QuickLogic Corporation.

QUICKLOGIC CORPORATION

SUPPLEMENTAL DATA

(Unaudited)

	Percentage of Revenue			Change in Revenue
	Q3 2013	Q3 2012	Q2 2013	Q3 2012 to Q3 2013	Q2 2013 to Q3 2013
COMPOSITION OF REVENUE
Revenue by product (1):
New products	79%	43%	60%	358%	131%
Mature products	21%	57%	40%	(8)%	(5)%
Revenue by geography:
Korea	68%	0%	46%	—	158%
United States	11%	36%	20%	(25)%	(4)%
Europe	6%	20%	7%	(21)%	70%
Malaysia	6%	11%	7%	35%	60%
Japan	5%	23%	10%	(50)%	(16)%
China	4%	7%	7%	26%	(9)%
Rest of North America	0%	2%	2%	(32)%	(65)%
Rest of Asia Pacific	0%	1%	1%	8%	(59)%

(1)	New products represent products introduced since 2005, and include ArcticLink®, ArcticLink II, ArcticLink III, Eclipse™ II, PolarPro®, PolarPro II, PolarPro III, and QuickPCI II. Mature products include Eclipse, EclipsePlus, pASIC® 1, pASIC 2, pASIC 3, QuickFC, QuickMIPS, QuickPCI, QuickRAM, and V3, as well as royalty revenue, programming hardware and software.